SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 25, 2011

Xzeres Wind Corp.

(Exact name of registrant as specified in its charter)

Nevada	333-91191	74-2329327
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9025 SW Hillman Court, Suite 3126 Wilsonville, OR	97070
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 503-388-7350

________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

On April 25, 2011, Xzeres Wind Corp. (the “Company”) entered into an Asset Purchase Agreement (the “Acquisition”) to acquire substantially all of the assets of Rochester Power Saver Inc., consisting primarily of intellectual property and product designs for surge suppression and power conditioning devices. Under the terms of the Acquisition, the Company paid 304,721 shares of its restricted common stock, $50,000 in cash and will pay a 5% royalty on gross profits to the founders up to a maximum of $150,000 over the next 24 months.

In additional to the Acquisition, the Company entered into a three year Consulting Agreement with Rochester Power Saver, Inc. and its principal, Mike Dana, to assist the Company in the manufacture, sale and continued development of the products the Company acquired from Rochester Power Saver, Inc. As compensation, the Company has agreed to pay $105,000 per year as a fee, in bi-weekly installments, plus sales commissions.

The Asset Purchase Agreement and Consulting Agreement are attached hereto as Exhibits 10.1 and 10.2.

SECTION 7 – REGULATION FD

Item 7.01 Regulation FD Disclosure

On April 25, 2011, Xzeres Wind Corp. made available to interested parties the attached press release.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
10.1	Asset Purchase Agreement
10.2	Consulting Agreement – Mike Dana
99.1	Press Release dated April 25, 2011

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xzeres Wind Corp.

/s/ Frank Greco

Frank Greco

Chief Executive Officer

Date: April 27, 2011

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